FORM OF FORUM FUND SERVICES, LLC
                                   MUTUAL FUND
                           SALES AND SERVICE AGREEMENT

                                                             _____________, 2002

Dear Securities Dealer:

     Forum Fund Services, LLC ("we" or "us") invites you (the "Dealer") to participate in the distribution of the shares of the registered open-end investment companies or series thereof listed in Appendix A hereto (the "Funds") for which we serve as principal underwriter, subject to the terms of this Agreement. We will notify Dealer from time to time of the Funds which are eligible for distribution and the terms of compensation under this Agreement (or, if more recently published, the Funds' current prospectus).

     1. LICENSING. Both parties represent that they are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") and both parties agree to abide by the NASD Conduct Rules. Both parties represent that they are qualified to act as a broker-dealer in the states or other jurisdictions where they transact business, and agree to maintain such registrations, qualifications and membership in good standing in full force and effect throughout the term of this Agreement. Dealer agrees that termination or suspension of such membership with the NASD, or of its license to do business by any state or federal regulatory agency, at any time, shall terminate or suspend this Agreement forthwith and shall require Dealer to notify us in writing of such action. This Agreement is in all respects subject to Rule 2830 of the Conduct Rules of the NASD which shall control any provision to the contrary in this Agreement.

     2. SALES OF FUND SHARES. Dealer may offer and sell shares of each Fund only at the public offering price applicable to the shares in effect at the time of each transaction. The procedures relating to all orders and the handling of orders are subject to the terms of the then current prospectus and statement of additional information of the Fund (collectively, the "prospectus"), the then current new account application for the Fund, and our written instructions which may be issued from time to time. This Agreement is not exclusive, and either party may enter into similar agreements with third parties.

     3. GENERAL DUTIES OF DEALER

     Dealer agrees:

     (a) To act as principal, or as agent on behalf of your customers, in all transactions in shares of the Funds except as provided in Section 4 hereof. Dealer shall not have any authority to act as agent for the issuer (the Funds), for us, or for any other dealer in any respect, nor will Dealer represent to any third party that Dealer has such authority or is acting in such capacity.

     (b) To purchase shares only from us or from your customers.

     (c) To enter orders for the purchase of shares made through Dealer and to furnish us with copies of such records on request.

     (d) To purchase shares from us only for the purpose of covering purchase orders already received or for your own bonafide investment.

     (e) To maintain records of all sales and redemptions of shares made through Dealer and to furnish us with copies of such records on request.

     (f) To distribute prospectuses and reports to your customers in compliance with applicable legal requirements, except to the extent that we expressly undertake to do so on your behalf.

     (g) That Dealer will not withhold placing customers' orders for shares so as to profit itself as a result of such withholding or place orders for shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below the breakpoint.

     (h) That Dealer will not purchase any shares from its customers at prices lower than the redemption or repurchase prices then quoted by the Fund. Dealer shall, however, be permitted to sell shares for the account of its record owners to the Fund at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction.

     (i) That if any shares confirmed to Dealer hereunder are repurchased or redeemed by any of the Funds within seven business days after such confirmation of Dealer's original order, Dealer shall refund to us the full concession allowed to Dealer on such orders. We shall pay to the appropriate Fund our share, if any, of the "charge" on the original sale and shall also pay to such Fund the refund from Dealer as herein provided. We shall notify Dealer of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve Dealer or us from the requirements of this subparagraph.

     (j) That if payment for the shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the shares which Dealer ordered back to the Funds, in which latter case we may hold Dealer responsible for any loss to the Funds or loss of profit suffered by us resulting from Dealer's failure to make payment. We shall have no liability for any check or other item returned unpaid to Dealer after Dealer has paid us on behalf of a purchaser. We may refuse to liquidate the investment unless we receive the purchaser's signed authorization for the liquidation.

     (k) That Dealer shall assume responsibility for any loss to the Funds caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on our part, and that Dealer will immediately pay such loss to the Funds upon notification.

     (l) That if on a redemption which Dealer has ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled without any responsibility or liability on our part or on the part of any Fund, or at our option, we may buy the shares redeemed on behalf of the Fund, in which latter case we may hold Dealer responsible for any loss to the Fund or loss of profit suffered by us resulting from Dealer's failure to settle the redemption.

     4. DUTIES OF DEALER - RETIREMENT ACCOUNTS. In connection with orders for the purchase of shares on behalf of an individual retirement account, self-employed retirement plan or other retirement accounts, Dealer shall act as agent for the custodian or trustee of such account or plan (solely with respect to the time of receipt of the application and payments), and Dealer shall not place such an order until Dealer has received from the account or plan payment for the purchase and, if the purchase represents the initial contribution to the account or plan, the completed documents necessary to establish the account or plan. Dealer agrees to indemnify us, the Fund and the Fund's transfer agent, as applicable, for any claim, loss, or liability resulting from incorrect investment instructions received from Dealer with respect to any such account or plan which cause a tax liability or other tax penalty.

     5. CONDITIONAL ORDERS; CERTIFICATES. We will not accept from Dealer any conditional orders for shares of any Fund. Delivery of certificates for shares purchased shall be made by the Funds only against constructive receipt of the purchase price, subject to deduction for Dealer's concession and our portion of the sales charge, if any, on such sale. No stock certificates for shares of any Fund will be issued unless specifically requested.

     6. DEALER COMPENSATION

     (a) On each purchase of shares by Dealer from us, the total sales charges and your dealer concessions (if any) shall be as stated in each Fund's then current prospectus, subject to NASD rules and applicable state and federal laws. Such sales charges and dealer concessions are subject to reductions under a variety of circumstances as described in the Funds' prospectuses. For an investor to obtain these reductions, we must be notified at the time of the sale that the sale qualifies for the reduced charge. If Dealer fails to notify us of the applicability of a reduction in the sales charge at the time the trade is placed, neither we nor any of the Funds will be liable for amounts necessary to reimburse any investor for the reduction which should have been effected. There is no sales charge or discount to related dealers on the reinvestment of dividends.

     (b) In accordance with the Funds' prospectuses, we or our affiliates may, but are not obligated to, make payments to dealers from our own resources as compensation for certain sales which are made at net asset value and are not subject to any contingent deferred sales charges ("Qualifying Sales"). If Dealer notifies us of a Qualifying Sale, we may make a contingent advance payment up to the maximum amount available for payment on the sale. We reserve the right to withhold advances to any dealer, if for any reason we believe that we may not be able to recover unearned advances from such dealer. In addition, dealers will generally be required to enter into a supplemental agreement with us with respect to such compensation and the repayment obligation prior to receiving any payments.

     7. REDEMPTIONS. Redemptions or repurchases of shares will be made at the net asset value of such shares, less any applicable deferred sales or redemption charges, in accordance with the applicable prospectus.

     8. EXCHANGES. Telephone exchange orders will be effective only for shares in plan balance (uncertificated shares) or for which share certificates have been previously deposited and may be subject to any fees or other restrictions set forth in the applicable prospectuses. Dealer may charge the shareholder a fair commission for handling an exchange transaction. Exchanges from a Fund sold with no sales charge to a Fund which carries a sales charge, and exchanges from a Fund of shares sold with a sales charge to a Fund which carries a higher sales charge may be subject to a sales charge in accordance with the terms of each Fund's prospectus. Dealer shall comply with any additional exchange policies described in each Fund's prospectus.

     9. TRANSACTION PROCESSING. All orders are subject to acceptance by us and by the Fund or its transfer agent, and become effective only upon confirmation by us. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent simultaneously to Dealer if Dealer so requests. All sales are made subject to receipt of shares by us from the Funds. We reserve the right in our discretion, without notice, to suspend the sale of shares or withdraw the offering of shares entirely. Telephone orders will be effected at the price(s) next computed on the day they are received from Dealer if, as set forth in each Fund's current prospectus, they are received prior to the time the price of the Fund's shares is calculated. Orders received after that time will be effected at the price(s) computed on the next business day. All orders must be paid by check or wire payable to the order of the Fund, which reserves the right to delay issuance or transfer of shares until such payment is available in investable Federal Funds. All orders must be drawn payable in U.S. dollars on a U.S. bank, for the full amount of the investment.

     10. MULTIPLE CLASSES. We may from time to time provide to Dealer written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares with different sales charges and distribution-related operating expenses; see Appendix B. These guidelines or standards are deemed to be written instructions as contemplated in Section 2. In addition, Dealer agrees to be bound by any applicable rules or regulations of government agencies or self-regulatory organizations generally affecting the sale or distribution of Funds offering multiple classes of shares.

     11. DISTRIBUTION SERVICES

     (a) With regard to those Funds which pay asset-based sales charges (pursuant to Distribution Plans adopted under Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act"), as noted on Appendix B hereto (or, if more recently published, the Fund's current prospectus), we hereby appoint Dealer to render or cause to be rendered distribution and sales services to the Funds and their shareholders.

     (b) The services to be provided under Paragraph (a) above may include, but are not limited to, the following:

     (i)  reviewing the activity in Fund accounts;
     (ii) providing training and supervision of its personnel;
     (iii)maintaining and distributing current copies of prospectuses and shareholder reports;
     (iv) advertising the availability of its services and products;
     (v) providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and
     (vi) responding to customers' and potential customers' questions about the Funds.

     (c) During the term of this Agreement, we will pay Dealer asset-based sales charges for each Fund as set forth in Appendix B to this Agreement (or, if more recently published, the Fund's current prospectus). Payment is made only upon receipt by us of Rule 12b-1 payments from the applicable fund.

     12. SHAREHOLDER SERVICES

     (a) With regard to those Funds which pay a Shareholder Service Fee to Dealer, as noted on Appendix C hereto (or, if more recently published, the Fund's current prospectus), Dealer agrees to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Shareholder Services"). Dealer agrees to provide Shareholder Services which in your best judgment are necessary or desirable for your customers who are investors in the Funds. Dealer further agrees to provide us, upon request, a written description of the Shareholder Services which Dealer is providing hereunder. Shareholder Services include:

     (i) answering shareholder inquiries regarding the manner in which purchases, exchanges and redemptions of shares of the Fund may be effected and other matters pertaining to the Fund's services;
     (ii) providing necessary personnel and facilities to establish and maintain shareholder accounts and records;
     (iii)assisting shareholders in arranging for processing purchase, exchange and redemption transactions;
     (iv) arranging for the wiring of funds;
     (v) guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts;
     (vi) integrating  periodic statements with other shareholder  transactions;
          and
     (vii)providing such other related services as the shareholder may request.

     (b) During the term of this Agreement, we will pay Shareholder Service Fees to Dealer as set forth in Appendix C hereto (or, if more recently published, the Fund's current prospectus). To enable the Fund to comply with an applicable law, Dealer represents that the fees received pursuant to this Agreement will be disclosed to your customers, will be authorized by your customers (either directly or by operation of applicable law), and will not result in an excessive fee to Dealer.

     13. REGISTRATION OF SHARES AND BLUE SKY. Dealer will not offer or sell shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and in connection with sales and offers to sell shares Dealer will furnish to each person to whom any such sale or offer is made, a copy of the applicable, then current, prospectus and Statement of Additional Information, if requested. We shall notify Dealer of the states or other jurisdictions in which each Fund's shares are currently available for sale to the public as set forth in Appendix D. We shall have no obligation to register or make available Fund shares in any state or other jurisdiction.

     Dealer shall track and maintain "blue sky" information and report that information on a periodic basis to the transfer agent of the Funds in a form as agreed from time to time by Dealer and the transfer agent in order for us to report required information to the various states and jurisdictions in which a Fund's shares are registered.

     We shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the qualification or status of persons selling Fund shares or for the manner of sale of Fund shares. Nothing in this Agreement, however, shall be deemed to be a condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the rules and regulations of the Securities and Exchange Commission, or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

     14. FUND INFORMATION. No person is authorized to give any information or make any representations concerning shares of any Fund except those contained in the Fund's current prospectus or in materials issued by us as information supplemental to such prospectus. We will supply prospectuses and statements of additional information, reasonable quantities of reports to shareholders, supplemental sales literature, sales bulletins, and additional information as issued. Dealer agrees not to use other advertising or sales material relating to the Funds except that which (a) conforms to the requirements of any applicable laws or regulations of any government or authorized agency in the U.S. or any other country, having jurisdiction over the offering or sale of shares of the Funds, and (b) is approved in writing by us in advance of such use. Such approval may be withdrawn by us in whole or in part upon notice to Dealer, and Dealer shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales material and advertising. Dealer is not authorized to modify or translate any such materials without our prior written consent. Any printed information furnished by us other than the then current prospectus and statement of additional information for each Fund, periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Funds, and Dealer agrees that the Funds shall have no liability or responsibility to Dealer in these respects unless expressly assumed in connection therewith.

     15. INDEMNIFICATION.

     (a) Dealer shall indemnify and hold harmless us, each Fund, the transfer agents of the Funds, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including reasonable attorneys fees) arising from, related to or otherwise connected with: (i) any breach by Dealer of any provision of this Agreement; (ii) any violation of Federal or State securities laws or the rules of any Self-Regulatory Organization; or (iii) any actions or omissions by us, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors, agents and employees made in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of Dealer.

     (b) We shall indemnify and hold harmless Dealer and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including reasonable attorneys fees) arising from, related to or otherwise connected with: (i) any breach by us of any provision of this Agreement; (ii) any violation of Federal or State securities laws or the rules of any Self-Regulatory Organization; or
(iii) any alleged untrue statement of a material fact contained in any Fund's Registration Statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     (c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification ("Indemnified Party") giving notice to the party required to provide indemnification ("Indemnifying Party") promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party (which approval shall not unreasonably be withheld) shall conduct the defense of such claim or any litigation resulting from it, and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this paragraph
(c) shall not relieve, the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) The provisions of Sections 6, 11, 12, 14 and 15 shall survive the termination of this Agreement.

     16. EFFECTIVENESS, AMENDMENT, DURATION, TERMINATION AND ASSIGNMENT

     (a) This Agreement may be amended by us at any time by written notice to Dealer and your placing of an order or acceptance of payments of any kind after the effective date and receipt of notice of any such amendment shall constitute your acceptance of such amendment.

     (b) This Agreement shall continue in effect until terminated.

     (c) This Agreement may be terminated by either party, without penalty, upon ten days' written notice to the other party. This Agreement shall inure to the benefit of the successors and assigns of either party hereto, provided, however, that Dealer may not assign this Agreement without our prior written consent. This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act or immediately upon any other act of insolvency by Dealer. This Agreement may also be terminated at any time for any particular Fund without penalty by the vote of a majority of the members of the Board of Directors or Trustees of such Fund or by the vote of a majority of the outstanding voting securities of the Fund. The termination of this Agreement shall have no effect upon transactions entered into prior to the effective date of termination. A trade placed by Dealer subsequent to your voluntary termination of this Agreement will not serve to reinstate this Agreement. Reinstatement will only be effective upon written notification by us.


     17. ANTI-MONEY LAUNDERING PROGRAM

     (a) The Dealer has in place an anti-money laundering program ("AML Program") that is now and will continue to be reasonably designed to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and all implementing rules and regulations, as well as all related governmental and self-regulatory organization rules and regulations. As part of your AML Program, Dealer will take steps to identify customers for whom it acts in its dealings with the Fund and will monitor customer transactions in order to detect and, where appropriate, report suspicious activities.

     (b) The Dealer further agrees to promptly notify us should it become aware of any change in or inability to comply with the above representation and warranty.

     (c) The Dealer further agrees that it is in compliance with all applicable law.

     In addition, we, on our own behalf and on behalf of the Funds, hereby provide notice to the Dealer that we and/or the Fund reserve the right to make inquires of and request additional information from the Dealer regarding its AML program.

     18. PRIVACY. The parties each acknowledge that certain information made available to the other party hereunder may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended) and the rules and regulations promulgated thereunder (collectively, the "Privacy Laws"). The parties hereby agree (i) not to disclose or use such information except as required to carry out their respective duties under this

Agreement or as otherwise permitted by law in their ordinary course of business,
(ii) to establish and maintain procedures reasonably designed to assure the security and privacy of all such information and (iii) to cooperate with each other and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either or both of the parties. This provision shall survive termination of the Agreement.

     19. SETOFF. Should any of your concession accounts with us have a debit balance, we may offset and recover the amount owed from any other account Dealer has with us, without notice or demand to Dealer.

     20. DISPUTE RESOLUTION. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the NASD or the American Arbitration Association. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction.

     21. MISCELLANEOUS


     (a) This Agreement shall be construed in accordance with the laws of the State of New York, not including any provision which would require the general application of the law of another jurisdiction.

                       [Balance left blank intentionally.]

     (b) All written communications to us must be sent to the following address:

                  Forum Fund Services, LLC
                  Two Portland Square
                  Portland, Maine 04101
                  Attention:  Lisa DeCamillis

All written communications to Dealer will be sent to your address listed below.

     (c) This Agreement is cumulative and supersedes any agreement previously in effect. It shall be binding upon the parties hereto when signed by us and accepted to Dealer.

                                        FORUM FUND SERVICES, LLC

                                        By:      /s/ JOHN Y. KEFFER

                                                 John Y. Keffer
                                                   President

____________________________________________________________
DEALER NAME

By: ____________________________________________________________________________
         (Signature)

________________________________________________________________________________
Name and Title

________________________________________________________________________________
Address

________________________________________________________________________________
Operations Contact

Telephone: _____________________________

E-Mail: ________________________________

Clears Through (if applicable): ________________________________________________

                            FORUM FUND SERVICES, LLC
                                   MUTUAL FUND
                          SALES AND SERVICES AGREEMENT

                                   APPENDIX A

                  FUNDS DISTRIBUTED BY FORUM FUND SERVICES, LLC

FORUM FUNDS

Daily Assets Treasury Obligations Fund
Daily Assets Government Fund
Daily Assets Government Obligations Fund
Daily Assets Cash Fund

Investors Bond Fund
TaxSaver Bond Fund
Maine TaxSaver Bond Fund
New Hampshire TaxSaver Bond Fund

Payson Balanced Fund
Equity Index Fund
Payson Value Fund
Austin Global Equity Fund
Polaris Global Value Fund


Brown Advisory Small-Cap Growth Fund
Brown Advisory Growth Equity Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Intermediate Bond Fund
Brown Advisory Fundamental Opportunity Fund
Brown Advisory International Fund
Mastrapasqua Growth Value Fund
The Advocacy Fund
Shaker Fund
Winslow Green Growth Fund
DF Dent Premier Growth Fund
Fountainhead Special Value Fund

                             FORUM FUNDS MUTUAL FUND
                                SALES AND SERVICE
                                    AGREEMENT

                                   APPENDIX B
                                  FEE SCHEDULE
                           (AS AMENDED MARCH 13, 2002)

FORUM FUNDS

                                                             EQUITY INDEX FUND

--------------------------------------------------- ----------------------------------- ------------------------------
                AMOUNT OF PURCHASE                             SALES CHARGE                  DEALER REALLOWANCE
--------------------------------------------------- ----------------------------------- ------------------------------
Less than $50,000                                                 4.00%                             3.50%
--------------------------------------------------- ----------------------------------- ------------------------------
$50,000 but less than $100,000                                    3.50%                             3.00%
--------------------------------------------------- ----------------------------------- ------------------------------
$100,000 but less than $250,000                                   3.00%                             2.50%
--------------------------------------------------- ----------------------------------- ------------------------------
$250,000 but less than $500,000                                   2.50%                             2.10%
--------------------------------------------------- ----------------------------------- ------------------------------
$500,000 but less than $1,000,000                                 2.00%                             1.70%
--------------------------------------------------- ----------------------------------- ------------------------------
$1,000,000 and over                                               0.00%                             1.00%*
--------------------------------------------------- ----------------------------------- ------------------------------

                                        TAXSAVER BOND FUND                 INVESTORS BOND FUND

--------------------------------------------------- ----------------------------------- ------------------------------
                AMOUNT OF PURCHASE                             SALES CHARGE                  DEALER REALLOWANCE
--------------------------------------------------- ----------------------------------- ------------------------------
Less than $50,000                                                 3.75%                             3.25%
--------------------------------------------------- ----------------------------------- ------------------------------
$50,000 but less than $100,000                                    3.25%                             2.75%
--------------------------------------------------- ----------------------------------- ------------------------------
$100,000 but less than $250,000                                   2.75%                             2.25%
--------------------------------------------------- ----------------------------------- ------------------------------
$250,000 but less than $500,000                                   2.25%                             1.85%
--------------------------------------------------- ----------------------------------- ------------------------------
$500,000 but less than $1,000,000                                 1.75%                             1.45%
--------------------------------------------------- ----------------------------------- ------------------------------
$1,000,000 and over                                               0.00%                             1.00%*
--------------------------------------------------- ----------------------------------- ------------------------------

                             MAINE TAXSAVER BOND FUND           NEW HAMPSHIRE TAXSAVER BOND FUND

--------------------------------------------------- ----------------------------------- ------------------------------
                AMOUNT OF PURCHASE                             SALES CHARGE                  DEALER REALLOWANCE
--------------------------------------------------- ----------------------------------- ------------------------------
Less than $100,000                                                3.00%                             2.50%
--------------------------------------------------- ----------------------------------- ------------------------------
$100,000 but less than $250,000                                   2.50%                             2.00%
--------------------------------------------------- ----------------------------------- ------------------------------
$250,000 but less than $500,000                                   2.00%                             1.60%
--------------------------------------------------- ----------------------------------- ------------------------------
$500,000 but less than $1,000,000                                 1.50%                             1.20%
--------------------------------------------------- ----------------------------------- ------------------------------
$1,000,000 and over                                               0.00%                             1.00%*
--------------------------------------------------- ----------------------------------- ------------------------------




                                                          SHAKER FUND (A SHARES)

--------------------------------------------------- ----------------------------------- ------------------------------
                AMOUNT OF PURCHASE                             SALES CHARGE                  DEALER REALLOWANCE
--------------------------------------------------- ----------------------------------- ------------------------------
$0 to $49,999                                                     5.75%                             5.00%
--------------------------------------------------- ----------------------------------- ------------------------------
$50,000 to $99,999                                                5.00%                             4.25%
--------------------------------------------------- ----------------------------------- ------------------------------
$100,000 to $249,999                                              4.25%                             3.50%
--------------------------------------------------- ----------------------------------- ------------------------------
$250,000 to $499,999                                              3.50%                             2.75%
--------------------------------------------------- ----------------------------------- ------------------------------
$500,000 to $999,999                                              2.75%                             2.00%
--------------------------------------------------- ----------------------------------- ------------------------------
$1,000,000 and up                                                 0.00%*                            1.00%*
--------------------------------------------------- ----------------------------------- ------------------------------

* No initial sales charge applies on investments of $1 million or more. However, a CDSC of 1% is imposed on redemptions of such investments within one year of the date of purchase and a CDSC of 0.50% is imposed if redeemed between one and two years of the date of purchase. The Distributor pays a sales commission of 1.00% of the offering price to brokers that initiate and are responsible for purchases of $1 million or more.

                             SHAKER FUND (B SHARES)

Redemptions within the first six years are subject to a Contingent Deferred Sales Charge according to the following schedule with shares converted to A Shares nine years after purchase.

         --------------------------- -------------
             YEAR OF REDEMPTION          CDSC
         --------------------------- -------------
                     1                    5%
         --------------------------- -------------
                     2                    4%
         --------------------------- -------------
                     3                    3%
         --------------------------- -------------
                     4                    3%
         --------------------------- -------------
                     5                    2%
         --------------------------- -------------
                     6                    1%
         --------------------------- -------------
                     7                    0%
         --------------------------- -------------
                     8                    0%
         --------------------------- -------------

The Distributor pays a sales commission of 4% of the offering price of B Shares to dealers that initiate and are responsible for purchases of B Shares.

Redemptions may be made at net asset value if made in accordance with the terms of the registration statement. See the SAI for further information.

                             SHAKER FUND (C SHARES)

Redemption within one year of purchase is subject to a 1% Contingent Deferred Sales Charge.

The Distributor pays a sales commission of 1% of the offering price of C Shares to dealers that initiate and are responsible for purchases of C Shares.

Redemptions may be made at net asset value if made in accordance with the terms of the registration statement. See the SAI for further information.

                                        BROWNIA SMALL-CAP GROWTH FUND (A SHARES)

--------------------------------------------------- ----------------------------------- ------------------------------
                AMOUNT OF PURCHASE                             SALES CHARGE                  DEALER REALLOWANCE
--------------------------------------------------- ----------------------------------- ------------------------------
$0 to $49,999                                                     5.50%                             5.00%
--------------------------------------------------- ----------------------------------- ------------------------------
$50,000 to $99,999                                                4.50%                             4.00%
--------------------------------------------------- ----------------------------------- ------------------------------
$100,000 to $249,999                                              3.50%                             3.00%
--------------------------------------------------- ----------------------------------- ------------------------------
$250,000 to $499,999                                              2.50%                             2.25%
--------------------------------------------------- ----------------------------------- ------------------------------
$500,000 to $999,999                                              2.00%                             1.75%
--------------------------------------------------- ----------------------------------- ------------------------------
$1,000,000 and up*                                                0.00%                             0.00%
--------------------------------------------------- ----------------------------------- ------------------------------

* No initial sales charge applies on investments of $1 million or more. However, a Contingent Deferred Sales Charge of up to 1% will be charged on purchases of $1 million or more that are liquidated in whole or in part within twenty-four months of purchase. The Distributor pays a sales commission of 1.00% of the offering price to brokers that initiate and are responsible for purchases of $1 million or more.

                    BROWNIA SMALL-CAP GROWTH FUND (B SHARES)

Redemptions within the first six years are subject to a Contingent Deferred Sales Charge according to the following schedule with shares converting to A Shares after seven years from the end of the calendar month in which the Fund accepted the applicable purchase.

         --------------------------- -------------
             YEAR OF REDEMPTION          CDSC
         --------------------------- -------------
                     1                    5%
         --------------------------- -------------
                     2                    4%
         --------------------------- -------------
                     3                    3%
         --------------------------- -------------
                     4                    3%
         --------------------------- -------------
                     5                    2%
         --------------------------- -------------
                     6                    1%
         --------------------------- -------------
                     7                    0%
         --------------------------- -------------

The Distributor pays a sales commission of 4% of the offering price of B Shares to dealers that initiate and are responsible for purchases of B Shares.

Redemptions may be made at net asset value if made in accordance with the terms of the registration statement. See the SAI for further information.

                    BROWNIA SMALL-CAP GROWTH FUND (C SHARES)

Redemption within one year of purchase is subject to a 1% Contingent Deferred Sales Charge.

The Distributor pays a sales commission of 1% of the offering price of C Shares to dealers that initiate and are responsible for purchases of C Shares.

Redemptions may be made at net asset value if made in accordance with the terms of the registration statement. See the SAI for further information.

                                       BROWNIA INTERMEDIATE BOND FUND (A SHARES)

--------------------------------------------------- ----------------------------------- ------------------------------
                AMOUNT OF PURCHASE                             SALES CHARGE                  DEALER REALLOWANCE
--------------------------------------------------- ----------------------------------- ------------------------------
Less than $100,000                                                1.50%                             1.35%
--------------------------------------------------- ----------------------------------- ------------------------------
$100,000 to $499,999                                              1.25%                             1.10%
--------------------------------------------------- ----------------------------------- ------------------------------
$500,000 to $999,999                                              1.00%                             0.90%
--------------------------------------------------- ----------------------------------- ------------------------------
$1,000,000 and up*                                                0.00%                             0.00%
--------------------------------------------------- ----------------------------------- ------------------------------

* No initial sales charge applies on investments of $1 million or more. However, a CDSC of 0.50% is imposed on purchases of $1 million or more that are liquidated in whole or in part within two years of purchase. The Distributor pays a sales commission of 0.50% of the offering price to brokers that initiate and are responsible for purchases of $1 million or more.

Redemptions may be made at net asset value if made in accordance with the terms of the registration statement. See the SAI for further information.

                                      NOTES

Rights of Accumulation and Letters of Intent are available for funds/classes with front-end sales charges.

Purchases may be made at net asset value if made in accordance with the terms of the registration statement. Dealer will receive no discount, commission or other concession with respect to any such sale at net asset value, but will be entitled to receive any service fees and/or distribution fees otherwise payable with respect thereto to the extent provided from time to time in the applicable prospectus.

                                   12B-1 FEES

1. The following Funds may each pay a 12b-1 fee of up to 0.30% of assets serviced per year: Daily Assets Treasury Obligations Fund, Daily Assets Government Obligations Fund and Daily Assets Cash Fund. Daily Assets Government Fund may pay a 12b-1 fee of up to 0.15% of assets serviced per year.

2. The Advocacy Fund may pay a 12b-1 fee of up to 0.25% of assets serviced per year.

3. Shaker Fund A Shares may pay a 12b-1 fee of up to 0.25% of assets serviced per year. Shaker Fund B and C Shares may each pay a 12b-1 fee of up to 0.75% of assets serviced per year beginning in the 13th month after the sale and will be paid monthly.

4. BrownIA Intermediate Bond Fund and BrownIA Small-Cap Growth Fund A Shares may each pay a 12b-1 fee of up to 0.25% of assets serviced per year. BrownIA Small-Cap Growth Fund B and C Shares may each pay a 12b-1 fee of up to 0.75% of assets serviced per year.

5. Payment of 12b-1 distribution payments is made only upon receipt by the Distributor of Rule 12b-1 payments from the applicable Fund.

                            FORUM FUND SERVICES, LLC
                                   MUTUAL FUND
                           SALES AND SERVICE AGREEMENT

                                   APPENDIX C
                              SERVICE FEE SCHEDULE

                            FORUM FUND SERVICES, LLC
                                   MUTUAL FUND
                           SALES AND SERVICE AGREEMENT

                                   APPENDIX D
                                BLUE SKY SCHEDULE

          PLEASE REFER TO THE FOLLOWING PAGES FOR BLUE SKY INFORMATION